                                                                    EXHIBIT 99.2


                          Dutchfork Bancshares, Inc.
                         Proposed Holding Company for
                         Newberry Federal Savings Bank
                           Newberry, South Carolina

                         Proposed Marketing Materials

                                    3/03/00



                       Prepared by:  Melanie A. Johnson
                              Trident Securities

                              Marketing Materials
                             Dutchfork Bancshares
                           Newberry, South Carolina

                               Table of Contents
                               -----------------

I.   Press Releases
     A.   Explanation
     B.   Schedule
     C.   Distribution List
     D.   Press Release Examples

II.  Advertisements
     A.   Explanation
     B.   Schedule
     C.   Advertisement Examples

III. Individual Letters and Community Meeting Invitation

IV.  Counter Cards and Lobby Posters
     A.   Explanation
     B.   Quantity

V.   Proxy Reminder
     A.   Explanation
     B.   Example

VI.  Subscription Rights Notice
     A.   Explanation
     B.   Example

                              I.  Press Releases


A.   Explanation

     In an effort to assure that all customers receive prompt accurate information in a simultaneous manner, Trident advises Newberry Federal to forward press releases to area newspapers, radio stations, etc. at various points during the conversion process.

     Only press releases approved by Conversion Counsel and the OTS will be forwarded for publication in any manner.

B.   Schedule

     1.   OTS Approval of Conversion

     2.   Close of Stock Offering

                             C.  Distribution List

                          National Distribution List
                          --------------------------


National Thrift News                         Wall Street Journal
--------------------                         --------------------------
212 West 35th Street                         World Financial Center
13th Floor                                   200 Liberty
New York, New York 10001                     New York, NY 10004
Richard Chang

American Banker                              SNL Securities
---------------                              --------------------------------
One State Street Plaza                       Post Office Box 2124
New York, New York 10004                     Charlottesville, Virginia 22902
Michael Weinstein

Barrons                                      Investors Business Daily
-------                                      --------------------------------
Dow Jones & Savings Bank                     12655 Beatrice Street
Barrons Statistical Information              Post Office Box 661750
200 Burnett Road                             Los Angeles, California 90066
Chicopee, Massachusetts 01020

New York Times
--------------
229 West 43rd Street
New York, NY 10036

                               Local Media List
                               ----------------

                               (To be provided)


Newspaper
---------

Radio
-----

D.   Press Release Examples
     PRESS RELEASE                           FOR IMMEDIATE RELEASE
                                             ---------------------
                                             For More Information Contact:
                                             J. Thomas Johnson, Chairman and CEO
                                             (803) 321-3200

                         NEWBERRY FEDERAL SAVINGS BANK
                         -----------------------------

                       CONVERSION TO STOCK FORM APPROVED
                       ---------------------------------

     Newberry, South Carolina (May __, 2000) - J. Thomas Johnson, Chairman and CEO of Newberry Federal Savings Bank ("Newberry Federal"), Newberry, South Carolina announced today that Newberry Federal has received approval from the Office of Thrift Supervision to convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. In connection with the Conversion, Newberry Federal has formed a holding company, Dutchfork Bancshares, Inc. ("Dutchfork Bancshares"), to hold all of its outstanding capital stock.

     Dutchfork Bancshares is offering up to 1,495,000 shares of its common stock, subject to adjustment, at a price of $10.00 per share. Certain account holders and borrowers of Newberry Federal will have an opportunity to subscribe for stock in a Subscription Offering that closes at 12:00 noon on June __, 2000. Shares that are not subscribed for during the Subscription Offering may be offered subsequently to the general public in a Direct Community Offering and a Syndicated Community Offering, with first preference given to natural persons and trusts of natural persons residing in Newberry and Lexington Counties, South Carolina. The Subscription Offering, and the Community Offerings, if conducted, will be managed by Trident Securities of Raleigh, North Carolina. Copies of the Prospectus relating to the offerings and describing the Plan of Conversion will be mailed on or about May __, 2000.

     As a result of the Conversion, Newberry Federal will be structured in the stock form and will be a wholly-owned subsidiary of Dutchfork Bancshares. According to Mr. Johnson, "Our day to day operations will not change as a result of the Conversion and deposits will continue to be insured by the FDIC up to the applicable legal limits."

     Customers with questions concerning the stock offering should call Newberry Federal's Stock Information Center at (___) ___-___, or visit Newberry Federal's main office.

PRESS RELEASE #2                             FOR IMMEDIATE RELEASE
                                             ---------------------
                                             For More Information Contact:
                                             J. Thomas Johnson, Chairman and CEO
                                             (803) 321-3200

         DUTCHFORK BANCSHARES, INC. COMPLETES INITIAL PUBLIC OFFERING
         ------------------------------------------------------------


     Newberry, South Carolina - (June __, 2000) J. Thomas Johnson, Chairman and CEO of Newberry Federal Savings Bank ("Newberry Federal"), announced today that Dutchfork Bancshares, Inc. ("Dutchfork Bancshares") the proposed holding company for Newberry Federal, has completed its initial stock offering in connection with Newberry Federal's conversion from a mutual to a stock organization. A total of _______ shares were sold at the price of $10.00 per share.

     On June __, 2000, Newberry Federal's Plan of Conversion was approved by its voting members at a special meeting.

     Mr. Johnson said that the officers and boards of directors of Dutchfork Bancshares and Newberry Federal wished to express their thanks for the response to the stock offering and that Newberry Federal looks forward to serving the needs of its customers and new stockholders as a community-based stock institution. The stock will commence trading on about June __, 2000 on The NASDAQ Small Cap Market under the symbol "DFBS". Trident Securities of Raleigh, North Carolina managed the stock offering.

                              II.  Advertisements

A.   Explanation

     The intended use of the attached advertisement "A" is to notify Newberry Federal's customers and members of the local community that the conversion offering is underway.

     The intended use of advertisement "B" is to remind Newberry Federal's customers of the closing date of the Subscription Offering.

B.   Media Schedule

     1. Advertisement A - To be run immediately following OTS approval and possibly run weekly for the first three weeks.
     2. Advertisement B - To be run during the last week of the subscription offering.


     Trident may feel it is necessary to run more ads in order to remind customers of the close of The Subscription Offering, and the Community Offering, if conducted.

     Alternatively, Trident may, depending upon the response from the customer base, choose to run fewer ads or no ads at all.

     These ads will run in the local newspapers.

     The ad size will be as shown or smaller.

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

New Issue                                         ____________, 2000

                               1,495,000 Shares

                    These shares are being offered pursuant
                       to the Plan of Conversion whereby

                         Newberry Federal Savings Bank

    Newberry, South Carolina, will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank
                    and become a wholly owned subsidiary of

                          Dutchfork Bancshares, Inc.

                                 Common Stock

                                _______________

                            Price $10.00 Per Share
                                _______________


                              Trident Securities

               For a copy of the prospectus call (___) ___-____.

Advertisement (B)

-------------------------------------------------------------------------------


                         NEWBERRY FEDERAL SAVINGS BANK

                       JUNE __, 2000 IS THE DEADLINE TO
                 SUBSCRIBE FOR STOCK OF DUTCHFORK BANCSHARES.


                  Customers of Newberry Federal Savings Bank
       have the opportunity to invest in Newberry Federal by subscribing for common stock in its proposed holding company.

                             DUTCHFORK BANCSHARES

                 A Prospectus relating to these securities is
               available at our Stock Information Center located at our main office. The telephone number for the
                  Stock Information Center is (___) ___-____.


This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.


--------------------------------------------------------------------------------

          III.   Individual Letters and Community Meeting Invitations


A.   Explanation

In order to educate the public about the stock offering, Trident suggests holding community meetings in various locations. In an effort to target a group of interested investors, Trident requests that each Director of Newberry Federal submit a list of people that he or she would like to invite to a community meeting.

B.   Method of Distribution of Invitations and Prospect Letters

Each Director submits his or her list of prospects. Invitations are sent to each Director's prospects through the mail. All invitations are preceded by a Prospectus and all attendees are given a Prospectus at the meeting. Letters will be sent all attendees to thank them for their attendance and to remind them of closing dates.

C.   Examples enclosed.

                              (Trident Letterhead)



                                 May __, 2000



To Members and Friends of Newberry Federal Savings Bank:

     Trident Securities, a member of the National Association of Securities Dealers, Inc., is assisting Newberry Federal Savings Bank ("Newberry Federal") in its conversion from a federally-chartered mutual savings bank to a federally-chartered stock savings bank, whereby Newberry Federal will operate as a wholly-owned subsidiary of Dutchfork Bancshares, Inc. ("Dutchfork Bancshares").

     At the request of Newberry Federal, we are enclosing materials explaining the subscription offering process and your right to subscribe for common shares of Dutchfork Bancshares. Please read the enclosed offering materials carefully before subscribing for stock.

     If you have any questions, please call the Stock Information Center at (___) ___-____.



                                    Sincerely,

                                    TRIDENT SECURITIES



This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                          (Newberry Federal Letterhead)
                                 ____________, 2000
Dear Valued Customer:

     Newberry Federal Savings Bank ("Newberry Federal") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Newberry Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Dutchfork Bancshares, Inc. ("Dutchfork Bancshares"), the proposed holding company for Newberry Federal.

     We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage deposits at Newberry Federal, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Newberry Federal. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Newberry Federal.

     As one of our valued members, you have the opportunity to invest in Newberry Federal's future by subscribing for stock in Dutchfork Bancshares during the Subscription Offering, without paying a sales commission. If you decide to exercise your rights to subscribe for shares, you must return the properly completed stock order form together with full payment for the subscribed shares to be received by Newberry Federal no later than 12:00 noon, Eastern time, on June __, 2000.

     The Plan of Conversion will be voted on at a Special Meeting of members to be held on June __, 2000. Your Board of Directors urges you to vote "FOR" Newberry Federal's Plan of Conversion on the enclosed proxy card. A vote in favor of the Plan does not obligate you to subscribe for stock. Please sign and return your proxy card promptly; your vote is important to us.

     We have also enclosed a Prospectus and Proxy Statement which fully the describes Newberry Federal, its management, Board of Directors, business and the Plan of Conversion. Please review it carefully before you vote or invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (___) ___-____.

     We look forward to continuing to provide quality financial services to you.

                                             Sincerely,


                                             J. Thomas Johnson
                                             Chairman and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                         (Newberry Federal Letterhead)

                              ____________, 2000

Dear Friend:

     Newberry Federal Savings Bank ("Newberry Federal") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Newberry Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Dutchfork Bancshares, Inc. ("Dutchfork Bancshares"), the proposed holding company for Newberry Federal.

     We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on Newberry Federal deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Newberry Federal. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Newberry Federal.

     Our records indicate that you were a depositor of Newberry Federal on November 30, 1998 or ________________, 2000, but that you were not a member on ________________, 2000. Therefore, under applicable law, you are entitled to subscribe for Common Stock in Dutchfork Bancshares's Subscription Offering. Orders submitted by you and others in the Subscription Offering are contingent upon the current members' approval of the Plan of Conversion at a special meeting of members to be held on June __, 2000 and upon receipt of all required regulatory approvals.

     If you decide to exercise your rights to subscribe for stock, you must return the properly completed stock order form together with full payment for the subscribed shares so that it is received by Newberry Federal not later than 12:00 noon Eastern Time on June __, 2000.

     Enclosed is a Prospectus that fully describes Newberry Federal, its management, Board of Directors, business and Plan of Conversion. Please review it carefully before you invest. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (___) ___-____.

     We look forward to continuing to provide quality financial services to you.

                                          Sincerely,


                                          J. Thomas Johnson
                                          Chairman and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                         (Newberry Federal Letterhead)

                               ___________, 2000

Dear Member:

     As a qualified member of Newberry Federal Savings Bank ("Newberry Federal"), you have the right to vote upon Newberry Federal's Plan of Conversion and also generally have the right to subscribe for shares of common stock of Dutchfork Bancshares, Inc. ("Dutchfork Bancshares"), the proposed holding company for Newberry Federal through its mutual to stock conversion.

     However, the Plan of Conversion, which has been approved by the Office of Thrift Supervision, provides that Dutchfork Bancshares will not offer stock in any state in which compliance with the securities laws would be impracticable for reasons of cost or otherwise. Unfortunately, the securities laws of your state would require Dutchfork Bancshares to register its common stock and/or its employees in order to sell the common stock to you. Such registration would be prohibitively expensive or otherwise impracticable in light of the few members residing in your state.

     You may vote on the Plan of Conversion and we urge you to read the enclosed Summary Proxy Statement and execute the enclosed Revocable Proxy. Questions regarding the execution of the Revocable Proxy should be directed to Newberry Federal's Stock Information Center at (___) ___-____.


                                   Sincerely,


                                   J. Thomas Johnson
                                   Chairman and CEO


This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                         (Newberry Federal Letterhead)

                                 ____________, 2000

Dear Interested Investor:

     Newberry Federal Savings Bank ("Newberry Federal") is pleased to announce that it has received regulatory approval to proceed with its plan to convert to a federally-chartered stock savings bank. This stock conversion is the most significant event in the history of Newberry Federal in that it allows customers, community members, directors and employees an opportunity to own stock in Dutchfork Bancshares, Inc. ("Dutchfork Bancshares"), the proposed holding company for Newberry Federal.

     We want to assure you that the Conversion will not affect the terms, balances, interest rates or existing FDIC insurance coverage on Newberry Federal deposits, or the terms or conditions of any loans to existing borrowers under their individual contract arrangements with Newberry Federal. Let us also assure you that the Conversion will not result in any changes in the management, personnel or the Board of Directors of Newberry Federal.

     Enclosed is a Prospectus fully describing Newberry Federal, its management, Board of Director, business and Plan of Conversion. Please review it carefully before you make an investment decision. If you decide to invest, please return to Newberry Federal a properly completed stock order form together with full payment for shares at your earliest convenience but not later than 12:00 noon Eastern Time on June __, 2000. For your convenience we have established a Stock Information Center. If you have any questions, please call the Stock Information Center collect at (___) ___-____.

     We look forward to continuing to provide quality financial services to you.

                                           Sincerely,


                                           J. Thomas Johnson
                                           Chairman and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

Sent to prospects who are customers*


                             _______________, 2000

&salutation& &firstname& &last name&
&address&
&city&, &state& &zip&

Dear &prefername&

     Recently you may have read in the newspaper that Newberry Federal Savings Bank ("Newberry Federal") will convert from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. This is the most significant event in the history of Newberry Federal in that it allows customers, employees and directors the opportunity to share in Newberry Federal's future by becoming charter stockholders of Newberry Federal's newly-formed holding company, Dutchfork Bancshares, Inc. ("Dutchfork Bancshares").

    As a customer of Newberry Federal, you should have received a packet of information regarding the conversion, including a Prospectus and a Proxy Statement. In addition, we are holding several presentations to discuss the stock offering in more detail. You will receive an invitation in the near future.

    Please feel free to call me or Newberry Federal's Stock Information Center at (___) ___-____ if you have any questions. I look forward to seeing you at one of our informational presentations.

                                      Sincerely,


                                      J. Thomas Johnson
                                      Chairman and CEO


This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

*Sent to prospects who are not customers*

                              ____________, 2000


&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

     Recently you may have read in the newspaper that Newberry Federal Savings Bank ("Newberry Federal") will be converting from a federally-chartered mutual savings bank to a federally-chartered stock savings bank. This is the most significant event in the history of Newberry Federal in that it allows customers, employees and directors the opportunity to share in Newberry Federal's future by becoming charter stockholders of Newberry Federal's holding company, Dutchfork Bancshares, Inc. ("Dutchfork Bancshares").

     [Director] has asked that you be sent a Prospectus and stock order form, which would allow you to become a charter stockholder, should stock be available. In addition, we are holding several presentations to discuss the stock offering in more detail. You will receive an invitation in the near future.

     Please feel free to call me or Newberry Federal's Stock Information Center at (___) ___-____ if you have any questions. I look forward to seeing you at one of our information presentations.

                                             Sincerely,


                                             J. Thomas Johnson
                                             Chairman and CEO


This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

*Sent to those attending a community meeting*

                               ____________, 2000

&salutation& &firstname& &lastname&
&address&
&City&, &state& &zip&

Dear &prefername&:

     Thank you for attending our informational presentation relating to Newberry Federal's conversion to a stock savings bank. The information presented at the meeting and the Prospectus you recently received should assist you in making an informed investment decision.

     Obviously, we are excited about this stock offering and the opportunity for the community to share in the future of Newberry Federal. This conversion is the most important event in our history and it gives Newberry Federal the strength to compete in the future and will provide Newberry Federal additional corporate flexibility.

     We may contact you in the near future to see if you are interested in participating in our offering. If you decide to invest, please return your properly completed stock order form no later than 12:00 noon, Eastern Time, on June __, 2000. If you have any questions, please call the Stock Information Center at (___) ___-____.

                                                Sincerely,



                                                J. Thomas Johnson
                                                Chairman and CEO

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

* Sent to those not attending a community meeting *

                                 _________, 2000

&salutation& &firstname& &lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

     I am sorry you were unable to attend our recent presentation regarding Newberry Federal's mutual to stock conversion. We are enthusiastic about the stock offering and the opportunity for the community to share in the future of Newberry Federal.

     We have established a Stock Information Center to assist you with any questions regarding the stock offering. Should you require any assistance between now and the Subscription Offering deadline of 12:00 Noon, Eastern Time, on June __, 2000, I encourage you to either stop by our Stock Information Center or call (___) ___-____.

     I hope you will join me as a charter stockholder in Dutchfork Bancshares.

                                                  Sincerely,



                                                  J. Thomas Johnson
                                                  Chairman and CEO



This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

* Final Reminder Letter *

                                 _________, 2000


&salutation&firstname&lastname&
&address&
&city&, &state&  &zip&

Dear &prefername&:

     I am writing to remind you that the deadline for subscribing for stock in Dutchfork Bancshares is quickly approaching. I hope you will join me in becoming a charter stockholder in one of South Carolina's newest publicly owned financial institutions.

     The deadline for becoming a charter stockholder is 12:00 Noon, Eastern Time, on June __, 2000. If you have any questions, please call our Stock Information Center at (___) ___-____.

     Once again, I look forward to having you join me as a charter stockholder in Dutchfork Bancshares.

                                             Sincerely,



                                             J. Thomas Johnson
                                             Chairman and CEO


This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

*Charter Stockholder Letter*

                                 June __, 2000


Dear Charter Stockholder:

On behalf of the Board of Directors, management and employees of the Newberry Federal Savings Bank, it is my pleasure to welcome you as a charter stockholder of Dutchfork Bancshares, Inc. We are very proud of the overwhelming support we received from our customers, as we successfully completed the sale of _________ shares of common stock.

Your new stock certificate is enclosed and should be kept in a safe place. Please take a moment to be sure that the name(s) and mailing address are correct. We have selected ________________________________ to serve as our Transfer Agent. If there is an error on your stock certificate, if your address changes, or if at any time you wish to change the registration of your certificate, you should contact ___________________________ at:

               ______________________________
               _____________________
               __________________
               Attn:  Investor Relations
               1-800-___-____

The stock will be traded under the symbol "DFBS" on The NASDAQ Small Cap Market, and should begin trading on or about June __, 2000. If you are interested in price or trading information, please call your broker or our underwriter, Trident Securities at 1-800-340-6321.

If you purchased shares with a check or cash, you will receive a check for interest earned on those funds in a separate mailing. If you authorized a withdrawal(s) from your Newberry Federal Savings Bank account, the funds have been withdrawn from your account(s).

Thank you for your support of our mutual to stock conversion. We are proud of the confidence you have expressed in us by becoming a charter stockholder in Dutchfork Bancshares, Inc. and pledge our best efforts to make your investment a successful one.


                                          Sincerely,


                                          J. Thomas Johnson
                                          Chairman and Chief Executive Officer

Enclosure

================================================================================




                          The Directors and Officers

                                      of

                         Newberry Federal Savings Bank

                    cordially invite you to attend a brief

                 presentation regarding the stock offering of

              Dutchfork Bancshares, our proposed holding company.


                             Please join us at the

                                ______________

                             _____________________
                          ___________________________

                                 ____________

                                 ____________

                               for refreshments


YOU MUST RESPOND BY ____________ TO RESERVE A SEAT
R.S.V.P. (___) ___-____


================================================================================

                     IV.   Counter Cards and Lobby Posters



A.   Explanation

     Counter cards and lobby posters serve two purposes: (1) As a notice to Newberry Federal's customers and members of the local community that the stock sale is underway and (2) to remind the customers of the end of the Subscription Offering. Many people often forget the deadline for subscribing and therefore we suggest the use of these simple reminders.

B.  Quantity

     Approximately 2 - 3 Counter cards will be used at teller windows and on customer service representatives' desk.
     Approximately 1 - 2 Lobby posters will be used at Newberry Federal's office.

C.   Example

D.   Size

     The counter card will be approximately 8 1/2" x 11".
     The lobby poster will be approximately 16" x 20".

C.

                            POSTER OR COUNTER CARD


================================================================================



                          "TAKE STOCK IN OUR FUTURE"


                             "DUTCHFORK BANCSHARES

                           STOCK OFFERING MATERIALS

                                AVAILABLE HERE"


              "DEADLINE TO SUBSCRIBE FOR STOCK IS JUNE __, 2000."


                         NEWBERRY FEDERAL SAVINGS BANK



===============================================================================

                              V.  Proxy Reminder


A.   Explanation

     A proxy reminder is used when the majority of votes needed to adopt the Plan of Conversion is still outstanding. The proxy reminder is mailed to those "target vote" depositors who have not previously returned their signed proxy.

     The target vote depositors are determined by the conversion agent.

B.   Example

C.   Size

     Proxy reminder is approximately 8 1/2" x 11".

B.   Example

________________________________________________________________________________

                          P R O X Y  R E M I N D E R

                         Newberry Federal Savings Bank


YOUR VOTE ON OUR STOCK CONVERSION PLAN HAS NOT BEEN RECEIVED.
---------                              ---------------------
YOUR VOTE IS VERY IMPORTANT, PARTICULARLY SINCE FAILURE TO VOTE IS EQUIVALENT TO
---------------------------
VOTING AGAINST THE PLAN OF CONVERSION.

VOTING FOR THE PLAN OF CONVERSION WILL NOT AFFECT THE INSURANCE OF YOUR ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED UP TO THE APPLICABLE LIMITS.

YOU MAY SUBSCRIBE FOR STOCK IF YOU WISH, BUT VOTING DOES NOT OBLIGATE YOU TO BUY STOCK.

PLEASE ACT PROMPTLY! SIGN THE ENCLOSED PROXY CARD AND MAIL, OR
                     ----------------------------
DELIVER, THE PROXY CARD TO NEWBERRY FEDERAL TODAY.

PLEASE VOTE ALL PROXY CARDS RECEIVED.
            ---

WE RECOMMEND THAT YOU VOTE TO APPROVE THE PLAN OF CONVERSION.  THANK YOU.


                                        THE BOARD OF DIRECTORS AND MANAGEMENT OF
                                        NEWBERRY FEDERAL SAVINGS BANK

________________________________________________________________________________

                       IF YOU RECENTLY MAILED THE PROXY,
              PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST

                 FOR FURTHER INFORMATION CALL (___) ___-____.

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Dutchfork Bancshares. The offer is made only through the prospectus. There shall be no offer in any state where such offer or solicitation of an offer to buy Dutchfork Bancshares stock would be unlawful. The shares of Dutchfork Bancshares common stock are not deposits or savings accounts and will not be insured by the FDIC or any other governmental agency.

                    VI. Subscription Rights Special Notice



A.   Explanation

     In an effort to educate depositors and/or borrowers of Newberry Federal about their subscription rights and the possible violation or transfer of subscription rights which could occur, each member and friend will receive a special one-page notice. The notice should be printed on a colored paper and will contain language from the Prospectus that discusses the transfer of subscription rights.

A.   Example enclosed

                              Subscription Rights


                                Special Notice



     Any transfer of, or attempt to transfer, a subscription right to any other person is illegal and subject to civil fines and/or penalties and even criminal fines and/or penalties. Newberry Federal Savings Bank intends to prosecute vigorously any transfer of, or attempt to transfer, subscription rights that come to its attention.

If you are contacted by anyone offering to give you money to buy stock in exchange for transferring the stock to them later, share in any way proceeds upon the sale of the stock, or transfer your subscription rights in any other way, please call us immediately at (___) ___-____.